Exhibit 10.9

Contract for operation and service of

incubator, Lianchuang Center, zhumeng

new district, Anqing

April 2018

Party A: Management Committee of Zhumeng New District, Anqing

Address: 188 Man Yuen Road, Yixiu District, Anqing

Contact: 0556-5580078

Party b: Shenzhen Sky Star Business Incubator Co. , Ltd.

Address: 4/F, Guanlan Lake International Building, No. 5 Golf Avenue, Guanlan Street, Longhua new district, Shenzhen

Contact: 0755-22900575

In order to give full play to the function of the incubator platform of the dream-building new area, realize the “extensive gathering of innovative resources and leading industrial upgrading” , and vigorously promote the introduction and cultivation of the “four new” enterprise projects, both parties A and B shall, based on the principles of mutual trust, mutual benefit and good faith cooperation, having reached a friendly consensus, we hereby enter into the following contract for the operation and service of the incubator of Lianchuang Center building in zhumeng new district:

I. Overall objective of the operation

1. Party a will build a dream new district Lianchuang Center building about 20,000 square meters of space, entrusted to party b in accordance with the standards of state-level Science and technology Business incubator operation, free of rent and management fees during the period of Cooperation Party B. Party B is responsible for introducing and incubating start-ups in the field of “new technologies, new models, new forms of business and new industries” , and to assist in the provision and interface of policy, legal, financial, technical, investment and financing, business management, human resources, and marketing services, so as to create a favourable environment for the transformation of scientific and technological achievements and innovation and entrepreneurship, to realize the rapid growth of incubated enterprises into the capital market, cultivate and bring up a number of dynamic high-tech enterprises and entrepreneurs.

2. Within three years, party B has transformed the incubator of Lianchuang Center in zhumeng new district into a state-level Science and Technology Business Incubator, accounting for over 80% of the sites used by incubators and over 80 incubators, and over 30% of the enterprises have applied for patents, the total number of graduated enterprises is more than 25.

3. Party B shall set up more than 5 million yuan in the incubator to provide financing service for the incubating enterprises, and complete the use of funds for more than 3 enterprises within three years.

4. Party B employs more than 6 mentors, the mentors employed in the industry has a certain prestige or similar institutions as senior management positions, in the SME growth counseling has rich experience. The Business Advisor participates in the incubator business advisor at least 3 times per month.

5. Within 5 years, party B has cultivated or introduced 1 IPO Enterprise and 5 new 3 board enterprises for the new area of dream construction. The scale of tax increase for the local area is over 40 million yuan. The specific targets are broken down as follows. Incubators incubate graduate enterprises located in the Anqing territory, reference to the municipal government of the dream of New District Enterprises tax contribution accounting standards included in the target accounting.

II. Main contents of cooperation

1. Within 7 days after the signing of this contract, party B Shall Register as an independent legal entity in zhuomeng new area, with a registered capital of not less than 5 million yuan and controlled by Party B. Anqing, the operating company is responsible for the day-to-day operation of the incubator, with no less than 10 permanent team members. The Anqing operating company shall have and inherit all the rights and obligations of party B under this contract. Party B shall be jointly and severally liable for the performance of the obligations under this contract by the Anqing operating company.

2. Within 7 days after the signing of this contract, party a shall first deliver the 1-3 floors of Lianchuang Center to party B for use, and then deliver the remaining floors in batches after half a year according to the occupancy of incubator enterprises. The third floor lecture hall of Lianchuang Center is managed by party A. Party B can use the venue free of charge and apply to party a 2 days before use.

3. Party a shall, in accordance with the provisions of this contract, pay party B such subsidies as the operating expenses of the incubator, and shall, in accordance with the suggestions of party B on the decoration scheme, contribute to the decoration of the public areas of the incubator in accordance with the relevant standards.

4. party A and party B introduce the business incubator, after party a review for the record, into the business incubator in the business management, the same enjoy the dream of the new district into the enterprise-related policies.

5. Party B introduces the Skyscraper Star Business School, organizes the Entrepreneur Summit in Anqing’s dream new district timely, and attracts the enterprise customer cluster with the help of the business training course and the specialized enterprise consultation.

6. Entrusted by Party A, party B shall act as a cooperative investment promotion agency within the scope of Shenzhen City and the national project area, and according to the needs of party A for investment promotion, party B regularly or irregularly in Shenzhen, Beijing, Shanghai, Hong Kong and other cities with the dream of the new district business promotion activities, to actively recommend and introduce well-known enterprises for Party A.

3. Term of cooperation

The term of the partnership is five years, from August 1,2018, to July 31,2018,2023 said. Three months before the expiration of the term of Operation Cooperation, both parties shall discuss whether or not to renew the contract. Under the same conditions, party B shall have the first priority to renew the contract.

3. Contract amount and payment method

1)

During the cooperation period, party a shall subsidize party B’s incubator Operation Expenses, the total expenses shall not exceed 10.8 million yuan, which shall be paid by party a directly to party B’s Anqing Operation Company. The funds shall be used for the operating expenses of the incubator of party B’s Anqing Operation Company and shall not be diverted for other purposes.

From the first year to the third year, an annual subsidy of 2.5 million yuan will be given for operating expenses; a subsidy of 500,000 yuan for operating expenses will be given in the fourth year; a subsidy of 1 million yuan for operating expenses in the fifth year; and a subsidy of 30,000 yuan per month for the tuition fees of starting up business tutors, $1.8 million over five years.

2) Method of payment

In the first year, after the registration of Party B’s Anqing Operation Company is completed, party a will pay 500,000 yuan. After the expiration of the first year, according to the completion of the annual objectives, the payment of assessment subsidies of 1 million yuan. If the annual target task completion rate of 60% or more, then the assessment subsidy costs in accordance with the target completion ratio to pay, not 60% , assessment subsidies shall not be paid.

The following year, one million yuan by the 10th day of the first month. Upon the expiration of the second year, an examination subsidy of 500,000 yuan shall be paid according to the completion of the annual target tasks. If the annual target task completion rate of 60% or more, then the assessment subsidy costs in accordance with the target completion ratio to pay, not 60% , assessment subsidies shall not be paid.

For the third year, one million yuan by the 10th day of the first month. Upon the expiration of the third year, an examination subsidy of 1.5 million yuan shall be paid according to the completion of the annual target tasks. If the annual target task completion rate of 60% or more, then the assessment subsidy costs in accordance with the target completion ratio to pay, not 60% , assessment subsidies shall not be paid.

In the fourth year, after the expiration of the fourth year, a subsidy of 500,000 yuan shall be paid according to the completion of the annual target tasks. If the annual target task completion rate of 60% or more, then the assessment subsidy costs in accordance with the target completion ratio to pay, not 60% , assessment subsidies shall not be paid.

In the fifth year, after the expiration of the fifth year, 1 million yuan will be paid according to the completion of the annual target tasks. If the annual target task completion rate of 60% or more, then the assessment subsidy costs in accordance with the target completion ratio to pay, not 60% , assessment subsidies shall not be paid.

During the five-year period of the contract, the target tasks that were not completed or were over-completed in the current year and the assessment subsidy expenses deducted can be carried forward to the next year for accounting, such as the target tasks that were completed in the following year and those that were not completed in the previous year, the assessment subsidy fee deducted in the current year and the previous year shall be paid in the current year.

The subsidy for the tuition fees of the business start-up instructors shall be paid monthly. Upon verification, the subsidy for the business start-up instructors to complete the business start-up guidance activities shall be 10,000 yuan per time, with a maximum of 30,000 yuan per month, party B shall apply to the management committee before the 5th day of the next month with the tutor’s attendance record and relevant certification materials.

Party A’s rights and obligations

1. Party a shall pay relevant expenses to party b in accordance with the provisions of Article 4 of this contract.

2. Party a shall be responsible for the completion of the public area decoration, party B shall be responsible for the use of the plane function requirements standards. One floor (including the skirt building) is planned as a function sharing center, party a shall carry out the crack repair according to the design guidance provided by party B, and party a shall decorate the other areas according to the decoration standard of not more than 500 yuan/m2.

3 Party a shall be responsible for providing basic property services for the incubator. Both parties shall separately formulate property management measures to be implemented by party A’s property management company. The business incubator shall abide by the management regulations of the property management company.

4. Party a will provide 10 apartments free of charge for the executives and experts of the incubator platform in zhumeng new district, with beds, water heaters and air conditioners.

5. Party a shall provide assistance to party B’s business incubator projects in attracting investment, regularly provide information and materials on attracting investment in zhumeng new district, and from time to time provide information on activities such as attracting investment by party A.

6. Party a shall request and supervise party B to strengthen the management of the incubator Operation Team. Party A may request party B to replace or discharge those who are incompetent and seriously affect the work. In case of replacement or clearance, party a May notify party B in writing to replace or clearance within 30 days.

7. Party a shall have the right to order party B to terminate the incubation contract and withdraw from the incubator if the incubator is incubating the enterprise in serious violation of the relevant management regulations of the dream building new district.

8. Party B shall make an annual plan for the operation of the incubator and accept the guidance of party A. Party a shall regularly inspect party B’s operation of incubator, including Operation Team, project, enterprise development, incubation service and activities, party B shall actively cooperate and provide relevant materials. Party a shall have the right to order rectification if party B’s work is seriously delayed and the annual target completion rate is less than 60% . Party a shall have the right to terminate the contract if party B’s target completion rate is less than 60% for two consecutive years and the rectification can not be carried out at the request of Party A, party B shall be investigated for relevant liabilities according to law.

Article Six Party B’s rights and obligations

1. Party B shall, in accordance with the cooperation contents and work objectives stipulated in this contract, independently carry out the business Operation Service of the incubator, accept the management guidance of party A, and submit the annual Operation Work Report and Target Assessment Materials To Party A.

2. Party B is the main operating body of the incubator, which enjoys the exclusive right of use and operation and management as stipulated in the contract, but does not have the ownership of the incubator site and public facilities.

3. Party B shall purchase the necessary office equipment and service facilities, and shall have the right of ownership and disposal thereof. Party B may introduce third-party business service partners such as coffee and printing in the public area of the incubator.

4. Party B shall introduce enterprise projects mainly in four new economy (more than 80%) , in principle, mainly from outside, report to Party A for examination and verification before entering the incubator. Incubator Enterprises in the same dream of the new zone to enjoy enterprise support policy.

5. Party B shall, in accordance with the national standards of Science and Technology Business Incubator, formulate the measures for the management of the enterprises and the service contracts for incubation, and shall abide by them together with the enterprises. Party B shall be responsible for directing and supervising the resident enterprises to strictly abide by the management regulations of zhumeng new district, actively participate in the relevant activities organized by zhumeng new district, and submit relevant statistical reports on time.

6. Party B shall ensure the organization of a monthly roadshow, a policy interpretation, a business forum, a quarterly summit of entrepreneurs, and the dream of the new district enterprises free of charge. Party a provides free site and other support in zhumeng new area. Party B shall employ more than 6 business mentors, and the mentors shall participate in the business incubator business coaching not less than 3 times per month.

7. Party B shall, in accordance with the three-year time point, step by step push forward the provincial and national level accreditation of the incubator, and party a shall actively assist and support it. The National, provincial and municipal project funds or incentive funds obtained by the incubator shall be used by party b in accordance with the laws and regulations according to the use of funds.

8. Party B shall actively publicize the new zone, actively introduce the investment information of the project to Party A, actively participate in the activities such as the investment promotion meetings organized by Party A, and actively introduce the merchants to the new zone for investigation and negotiation and facilitate the landing, and to ensure the investment policy, project information confidentiality and recommendation of the priority. The Enterprises which are invited by party B to occupy other places in dream new district besides the incubator of Caesar Innovation Center can be included into the target tasks of party B after confirmation by Party A.

9. Party B shall pay a deposit of 500,000 yuan to party a once after the registration of the Anqing Operation Company. During the Operation Cooperation Period, party B shall pay the actual water, electricity and energy consumption in the incubator site on a monthly basis.

10. Party a shall no longer collect rent, property fee and corresponding subsidy from the incubator, and party B shall not take the rent and property fee as the necessary conditions for the incubator.

Party B shall not subcontract, subcontract or subcontract in disguised form the business operation of the incubator. Party B shall report to party a before leasing or cooperating the incubator site and affiliated facilities.

Party B shall provide paid service items for the resident enterprises in the incubator. Party B may charge relevant service fees and the relevant income shall be owned by Party B.

Article Seven Cancellation of contract

1 Party B shall not unilaterally terminate the cooperation and terminate the contract for any reason except that party A has not paid the fees or otherwise violated the contract.

2 If party B fails to carry out its work according to the requirements of this contract, or seriously violates the stipulations of this contract and can not be rectified according to the requirements of party A, party a shall have the right to unilaterally terminate the cooperation and terminate the contract in advance.

Article Eight. Liability for breach of contract and its handling

1. Any dispute or dispute arising out of the execution of this contract may be settled through consultation between the parties. If such dispute or dispute can not be settled through consultation, either party may bring a lawsuit to the People’s Court where the contract is signed.

2. Party A and party B shall have the right to demand the responsible party to compensate for the economic loss, and to investigate its responsibility according to law.

Article Nine. Duty of confidentiality

1. All data and information obtained by either party from the other party (including but not limited to all relevant contracts, technical data, and other related materials in the form of printed and digital formats or documents) shall not be disclosed, disclosed, disclosed, permitted or used by any third party, otherwise, the parties concerned reserve the right to sue and claim compensation. Party B shall not disclose the important business secrets, important data and immature incubation operation methods of party a before party a discloses them in other cities where party B operates and manages.

2. Both parties agree that the confidentiality clause of this contract shall remain in force without limitation whether or not the contract is modified, terminated or terminated. Both parties shall continue to undertake the obligation of confidentiality as stipulated in the confidentiality clause.

Article Ten. Statements and commitments

Subject to the provisions of this contract, each party hereto shall make the following declaration and commitment to the other party:

1. Having the legal capacity, civil right ability and civil capacity to sign and perform this contract, having a clear understanding of each other’s rights, obligations and responsibilities, and willing to strictly implement the provisions of this contract. If one party breaches this contract, the other party has the right to claim compensation according to the contract or the law.

2. The internal approval procedures necessary for the signing of this contract have been completed.

3. There is no contract or other matter with a third party that prevents the conclusion and performance of this contract.

Article Eleven. Related conventions

1. When the term of operation expires or the contract is cancelled ahead of schedule, party B shall ensure that all the facilities, equipment and functions within the scope of operation are handed over to party A in good condition and confirmed in writing by Party A. Party a shall return the deposit of 500,000 yuan to party B within 3 days after confirmation. If it is confirmed that the functions, facilities and equipment of the operation site should be changed due to operational needs, it shall be reported to a in time for consideration.

2. Upon the termination of this contract, party B shall, within 60 days, dispose of the assets, equipment and facilities (which are separable) purchased by party B during the period of operation and management. Party B shall not damage the equipment and facilities of party A. If it fails to do so within the time limit, it shall be deemed as the waste of party B and shall be owned and disposed of by Party A.

3. This contract will come into force after signing and has legal effect, party A and party B can not change it independently. If the contract is to be modified or amended, a new written contract shall be concluded by mutual agreement of both parties, or a supplementary contract shall be signed in writing, which shall have the same legal effect as this contract. The matters not mentioned in this contract shall be attached to the supplementary contract by negotiation between Party A and party b. the supplementary contract shall have the same legal effect as this contract.

4. The addresses of party A and party B as stated in this contract, and the parties agree on the address for service of any documents, notices and other written materials deemed to be in performance of this contract in the future, and shall notify the other party if any changes occur, either party shall be deemed to have been served by EMS at the address indicated.

5. This contract is in quadruplicate. Party A and party B each hold two copies, with the same legal effect. The date on which both parties sign and affix their seals shall take effect.

Signing date: May 2,2018

Place of Contract: Zhumeng New District, Anqing (No. 188 Wenyuan Road, Anqing, Anhui Province